UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50214	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]     Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2007, H2Diesel Holdings, Inc., a Florida corporation (the “Company”), entered into an Stock Option Agreement (the “Agreement”) with Kim L. Johnson (the “Optionee”), president of eBarton, LLC, a Delaware limited liability company (“eBarton”), under which the Company granted to Optionee an option exercisable for up to 1,500,000 shares of the Company’s common stock at an exercise price of $6.00 per share, subject to performance vesting criteria set forth in the Agreement. Under the Agreement, any portion of the option that remains unvested on April 23, 2010, will expire. All vested and unexercised options expire on April 23, 2012 unless sooner exercised. The Agreement was entered into in connection with the Company’s engagement of eBarton as a consultant to the Company with respect to the marketing of the Company’s proprietary biofuel through April 22, 2008. eBarton is in the business of advising clients regarding energy marketing, sales, supply, commercial contracts, strategy and energy related project management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2007                                H2DIESEL HOLDINGS, INC.

 /S/  David A. Gillespie
    Name: David A. Gillespie
    Title: Chief Executive Officer